As filed with the Securities and Exchange Commission on December 10, 2007
File No. 001-33662

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of
The Securities Exchange Act of 1934

Forestar Real Estate Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-1336998
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1300 MoPac Expressway South
Austin, Texas 78746
(Address of principal executive offices, including Zip code)

(512) 433-5200
(Registrant’s telephone number, including area code)

Copies to:

David M. Grimm Executive Vice President and General Counsel Forestar Real Estate Group 1300 MoPac Expressway South, Suite 3S Austin, Texas 78746 (512) 433-5200	Stephen W. Hamilton, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue Washington, D.C. 20005-2111 (202) 371-7000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $1.00 par value per share	New York Stock Exchange
Preferred Stock Purchase Rights	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:  None

Forestar Real Estate Group Inc.

Cross-Reference Sheet Between the Information Statement and Items of Form 10
Information Included in the Information Statement that is Incorporated by Reference into the Registration Statement on Form 10

Item No.	Item Caption	Location in Information Statement

1.	Business	Summary; Risk Factors; Cautionary Statement Concerning Forward-Looking Statements; Description of Our Business; Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Certain Relationships and Related Party Transactions
1A.	Risk Factors	Risk Factors; and Cautionary Statement Concerning Forward-Looking Statements
2.	Financial Information	Summary; Risk Factors; Capitalization; Selected Historical Financial Information; and Management’s Discussion and Analysis of Financial Condition and Results of Operations
3.	Properties	Description of Our Business — Facilities
4.	Security Ownership of Certain Beneficial Owners and Management	Security Ownership of Certain Beneficial Owners and Management
5.	Directors and Executive Officers	Management
6.	Executive Compensation	Management
7.	Certain Relationships and Related Transactions, and Director Independence	Summary; Risk Factors; Management’s Discussion and Analysis of Financial Condition and Results of Operations; Management; and Certain Relationships and Related Party Transactions
8.	Legal Proceedings	Description of Our Business — Legal Proceedings
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Summary; The Spin-off; Risk Factors; Dividend Policy; and Description of Our Capital Stock
10.	Recent Sales of Unregistered Securities	Not applicable
11.	Description of Registrant’s Securities to be Registered	Description of Our Capital Stock
12.	Indemnification of Directors and Officers	Indemnification of Directors and Officers
13.	Financial Statements and Supplementary Data	Summary; Selected Historical Financial Information; Management’s Discussion and Analysis of Financial Condition and Results of Operations; Pro Forma Financial Information; and Index to Financial Statements
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable
15.	Financial Statements and Exhibits	Index to Financial Statements

(a) List of Financial Statements and Schedules

The following financial statements are included in the information statement and filed as part of this Registration Statement on Form 10:

(1) Annual Financial Statements of Forestar Real Estate Group LLC, including Report of Independent Registered Public Accounting Firm

(2) Interim Financial Statements of Forestar Real Estate Group LLC

The following financial statement schedules are included in the information statement and filed as part of this Registration Statement on Form 10 for the years 2006, 2005 and 2004:

Schedule III — Real Estate and Accumulated Depreciation

Schedules not mentioned above have been omitted because the information required to be set forth therein is not applicable or the information is otherwise included in the financial statements or notes thereto.

(b) Exhibits:

See the attached index list following the signature page.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 5 to its Form 10 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Forestar Real Estate Group Inc.

By:	/s/ James M. DeCosmo
Name: James M. DeCosmo
Title: President and Chief Executive Officer

Date: December 10, 2007

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

2.1		Form of Separation and Distribution Agreement among the Registrant, Guaranty Financial Group Inc. (“Guaranty”), and Temple-Inland Inc.**
3.1		Form of Amended and Restated Certificate of Incorporation of the Registrant
3.2		Form of Amended and Restated Bylaws of the Registrant
4.1		Specimen Certificate for shares of common stock, par value $1.00 per share, of the Registrant
4.2		Form of Stockholder Rights Agreement between the Registrant and Computershare Trust Company, N.A., as Rights Agent
4.3		Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock
10.1		Form of Tax Matters Agreement among the Registrant, Guaranty, and Temple-Inland Inc.**
10.2		Form of Employee Matters Agreement among the Registrant, Guaranty, and Temple-Inland Inc.**
10.3		Form of Master Transition Services Agreement among the Registrant, Guaranty, and Temple-Inland Inc.**
10.4		Form of Forestar Real Estate Group Retirement Savings Plan
10	.5†	Form of Forestar Real Estate Group Supplemental Employee Retirement Plan
10	.6†	Form of Forestar Real Estate Group 2007 Stock Incentive Plan
10	.7†	Form of Forestar Real Estate Group Non-Employee Director Deferred Compensation Plan
10.8		Intentionally omitted
10	.9†	Form of Indemnification Agreement to be entered into between the Registrant and each of its directors
10	.10†	Form of Change in Control Agreement between the Registrant and its named executive officers**
10	.11†	Employment Agreement between the Registrant and James M. DeCosmo dated August 9, 2007**
21.1		List of Subsidiaries of the Registrant
99.1		Information Statement of Forestar Real Estate Group, subject to completion, dated as of December 10, 2007
99.2		Investor Presentation of Forestar Real Estate Group**

*	To be filed by amendment.

**	Previously filed.

†	Management contract or compensatory plan or arrangement.